EXHIBIT 11

                        PennFed Financial Services, Inc.

              Statement Regarding Computation of Per Share Earnings

                For the Years Ended June 30, 2004, 2003 and 2002

                (Dollars in thousands, except per share amounts)

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
                                                                                     For the years ended June 30,
                                                                           ------------------------------------------------
                                                                               2004              2003               2002
                                                                           -----------        -----------       -----------
Net income ....................................................            $    12,058        $    13,734       $    14,583
                                                                           ===========        ===========       ===========

Number of shares outstanding:
 Weighted average shares issued ...............................             11,900,000         11,900,000        11,900,000
 Less: Weighted average shares held in treasury ...............              5,077,115          4,764,775         4,383,643
 Less: Average shares held by the ESOP ........................                952,000            952,000           952,000
 Plus: ESOP shares released or committed to be
           released during the fiscal year ....................                903,513            778,008           661,256
                                                                           -----------        -----------       -----------
 Average basic shares .........................................              6,774,398          6,961,233         7,225,613
 Plus: Average common stock equivalents .......................                450,187            524,548           542,809
                                                                           -----------        -----------       -----------
 Average diluted shares .......................................              7,224,585          7,485,781         7,768,422
                                                                           ===========        ===========       ===========

Earnings per common share:
  Basic .......................................................            $      1.78        $      1.97       $      2.02
                                                                           ===========        ===========       ===========
  Diluted .....................................................            $      1.67        $      1.83       $      1.88
                                                                           ===========        ===========       ===========
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